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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated November 8, 1997, accompanying the consolidated financial statements of First Wave Marine, Inc. and Subsidiaries, and our report dated November 8, 1997, accompanying the consolidated financial statements of John Bludworth Marine, Inc. and Subsidiary contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

GRANT THORNTON LLP

/s/ GRANT THORNTON LLP

Houston, Texas

January 26, 1998